Exhibit 10.1

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of October 4, 2019, between Medavate Corp., a Colorado corporation (“Buyer”) and Ocugen, Inc., a Delaware corporation formerly known as Histogenics Corporation (“Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Asset Purchase Agreement dated as of May 8, 2019 between Buyer and Seller, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated September 26, 2019 (collectively, the “Asset Purchase Agreement”).

RECITALS

A.            Section 5.01 of the Asset Purchase Agreement provides that the Asset Purchase Agreement may be amended if such amendment or waiver is in writing and is signed by each party to the Asset Purchase Agreement.

B.            The parties wish to amend the Asset Purchase Agreement as set forth in this Amendment, such amendment to be effective as of the date hereof.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1.                  Amendments.

1.1                   Section 1.05 of the Asset Purchase Agreement shall be amended and restated in its entirety as follows:

“Section 1.05. Purchase Price. Subject to the terms of Section 1.06 below, the purchase price for the Purchased Assets (the “Purchase Price”) shall be $7,000,000, which amount shall be paid by Buyer to Seller on the Closing Date (as defined below).  Both parties agree that earlier partial payments will be acceptable and applied to the $7,000,000 purchase price.”

1.2                   Section 1.06 of the Asset Purchase Agreement shall be amended and restated in its entirety as follows:

“Section 1.06. Closing. Unless mutually agreed in writing by Seller and Buyer otherwise, the closing of the Transactions contemplated hereby (the “Closing”) shall take place at 9:00 a.m. Eastern Time on the earlier of (a) October 31st, 2019, or (b) two business days after Buyer obtains financing in an amount no less than the Purchase Price (as applicable, the “Closing Date”).  In the event that the Closing does not occur on or prior to October 31st, 2019, (x) Seller may terminate this Agreement at any time after such date, and (y) in the event that Seller does not terminate this Agreement, the Purchase Price shall increase 10% per month for each month (or any portion thereof) between October 31st, 2019 and the Closing Date.  For example, if the Closing Date is November 8, 2019, the Purchase Price will be $7,700,000.”

1.3                   Section 1.08 of the Asset Purchase Agreement shall be added in its entirety as follows:

“Section 1.08. Royalties. From and after the Closing, and until the earlier of (a) expiration of the last-to-expire patent included in the Intellectual Property Rights, or (b) 10 years after commercial launch, Buyer agrees to pay, and to cause its affiliates and licensees to pay, to Seller royalties equal to 1% of net sales (computed in accordance with GAAP) of NeoCart product for knee cartilage replacement procedures.  Such royalties shall be reported and paid within 30 days after the expiration of each calendar quarter following commercial launch, and shall be subject to audit by Seller.

1.4                   Seller shall have no liability with respect to, and Buyer shall not be excused from its performance under the Asset Purchase Agreement as a result of, any failure of the representations and warranties of Seller set forth in Sections 2.04, 2.05 and 2.06 of the Asset Purchase Agreement to be true and correct at any time after the date of the Merger.

2.                        Continuing Effectiveness; Entire Agreement. Except as expressly modified by this Amendment, the Asset Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Asset Purchase Agreement and shall become effective when executed and delivered by the Parties. Upon the effectiveness of this Amendment, all references in the Asset Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Asset Purchase Agreement, as modified by this Amendment. This Amendment constitutes the entire agreement between and among the parties hereto with respect to the subject matter hereof, and supersedes in their entirety all prior negotiations and agreements with respect to such subject matter, whether written or oral.

3.                  Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. If any provision of this Amendment is determined by an arbitrator or court of competent jurisdiction to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain effective and enforceable. BUYER REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL OF ITS CHOICE OR HAS CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS AMENDMENT AND THE ASSET PURCHASE AGREEMENT.

4.                   Headings. The bold-faced headings and table of contents contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

5.                   Assignability. This Amendment shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns.

6.                  Counterparts; Exchanges by Facsimile. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

7.                  Miscellaneous. Article 5 of the Asset Purchase Agreement is hereby incorporated into this Amendment mutatis mutandis.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

MEDAVATE CORP.

By:
Name:
Title:

OCUGEN, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT